UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2011 (July 6, 2011)

AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-172656	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements.

(d) Election of Directors

On July 6, 2011, Peter Linneman, 60, Andrew L. Berger, 64, James M. Voss, 69, and Joseph LaManna, 52, (collectively, the “Independent Directors”) were elected independent members of the Board of Directors (the “Board”), effective immediately. The Independent Directors formed and became members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

There is no information to report regarding any of the Independent Directors’ transactions with related persons by Item 5.02(d)(4) of Form 8-K.

Under the arrangements for director compensation, each independent director will receive a $60,000 annual base fee, 50% paid in cash and 50% in common stock. In addition, the chairs of the Audit, Compensation and Nominating and Corporate Governance committees will receive an additional annual cash retainer of $20,000, $5,000 and $5,000, respectively, and the lead director will receive an additional $10,000 per year in cash. All Independent Directors’ fees will be paid pro rata (and restricted stock grants determined) on a quarterly basis in arrears. All travel expenses incurred in connection with attendance at full board and committee meetings will be reimbursed for the Independent Directors. Upon the closing of the initial public offering of AG Mortgage Investment Trust, Inc. (the “Company”) on July 6, 2011, each independent director received 1,500 shares of restricted common stock that will vest in equal installments over three years on each annual anniversary of the grant date and will receive the next annual award in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2011	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/S/ JONATHAN LIEBERMAN
Name: Jonathan Lieberman
Title: Chief Investment Officer